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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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                          DORAL FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                                       DORAL FINANCIAL CORPORATION
      (DORAL FINANCIAL LOGO)           1159 F. D. Roosevelt Avenue
                                       San Juan, Puerto Rico 00920
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Dear Shareholder:

     The annual meeting of shareholders of Doral Financial Corporation (the "Company") was duly convened as scheduled on Thursday, April 22, 1999. At the meeting, the eight nominees listed in the proxy statement to serve as directors were elected. The proposals to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and to ratify PricewaterhouseCoopers LLP as the Company's independent accountants for 1999 were also approved.

     Due to delays in the distribution of proxy materials, a significant amount of shares were not voted on the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of serial preferred stock from 2,000,000 to 10,000,000 shares. This is especially true of shares held in "street name", that is through a broker or other nominee. Applicable rules do not permit brokers to vote shares held by clients on proposals to increase the number of shares of preferred stock unless they have received specific instructions from their clients.

     In order to allow sufficient time for shareholders to vote on this matter, a motion was passed at the meeting to adjourn the meeting until 11:00 a.m. (local time) on Thursday, May 13, 1999, at which time the proposal to increase the number of authorized shares of serial preferred stock will be voted upon. The adjourned meeting will be held at the Fifth Floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico.

     In order to ensure that your shares be represented on this proposal, we have enclosed a proxy card and return envelope for your use. If you have already voted on this matter, you need not vote again unless you wish to change your vote. As noted above, if your shares are held through a broker, it will not be able to vote your shares without your specific instruction. Enclosed with this letter is a voting instruction form from your broker.

     It is important that your shares be represented on this proposal. If you have already voted your shares please accept our appreciation. If you have not voted your shares, your Board of Directors urges you to respond as promptly as possible.

                                          /s/ Salomon Levis

                                          Salomon Levis
                                          Chairman of the Board
                                          and Chief Executive Officer

April 30, 1999